UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2023 (January 9, 2023)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Amended and Restated Transaction Support Agreement

On January 9, 2023, Quotient Limited (“Quotient” or the “Company”) entered into an amended and restated transaction support agreement (together with all exhibits, annexes and schedules thereto, the “A&R TSA”) with holders of all of its (i) outstanding senior secured notes (the “Senior Secured Notes”) issued under that certain Indenture, dated as of October 14, 2016 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Senior Secured Notes Indenture”), by and among the Company, the guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee, and (ii) convertible notes (the “Convertible Notes”) issued under that certain Indenture, dated as of May 26, 2021 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Convertible Notes Indenture” and together with the Senior Secured Notes Indenture, the “Indentures”), by and among the Company, the guarantors party thereto, and Wilmington Savings Fund Society, FSB, as trustee (such holders of the Senior Secured Notes and Convertible Notes, collectively, the “Consenting Noteholders”).

The A&R TSA amends and restates in its entirety the transaction support agreement (the “Original TSA”) entered into by the parties on December 5, 2022 and previously disclosed in the Company’s Current Report on Form 8-K filed on December 7, 2022. The A&R TSA updates and modifies certain steps effectuating the transactions pursuant to which the Company will undergo a comprehensive restructuring of its balance sheet (collectively, the “Transactions”), removes references to the potential creditor schemes of arrangement in England, enhances the diligence available for the benefit of the Consenting Noteholders, provides for automatic termination (rather than termination only after receipt of written notice) upon certain events, and reduces the threshold of approval necessary to extend certain milestones set forth in the A&R TSA. The A&R TSA is otherwise substantially the same as the Original TSA.

The foregoing description of the A&R TSA is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R TSA (including the exhibits thereto), a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Any securities to be issued pursuant to the Transactions have not been, and are not intended to be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this Current Report on Form 8-K a solicitation of consents to or votes to accept the Proposed Plan or any other chapter 11 plan. Any solicitation or offer will only be made pursuant to a disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Omnibus Transaction Agreement

On January 9, 2023, Quotient Holdings Newco, LP (“Newco”), Quotient Holdings Finance Company Limited (“Finance Co”), Quotient Holdings Merger Company Limited (“Merger Co”) and the Company entered into an omnibus transaction agreement (together with all exhibits, annexes and schedules thereto, the “Omnibus Transaction Agreement”) with holders of all of its Convertible Notes issued under the Convertible Notes Indenture (the “Convertible Noteholders”).

Pursuant to the Omnibus Transaction Agreement, the Convertible Noteholders agree to the deemed issuance of paid-in-kind notes on account of the November 2022 interest payment due in respect of the Convertible Notes, the deemed transfer of an equal amount of the Convertible Notes (the “Convertible Notes Transferred Principal”) to Newco in exchange for Newco granting certain equity purchase rights to each of the Convertible Noteholders, the deemed transfer of the Convertible Notes Transferred Principal by Newco to Finance Co in exchange for the issuance of 99,999 ordinary shares of Finance Co to Newco, the deemed transfer of half of the Convertible Notes Transferred Principal by Finance Co to Merger Co in exchange for the issuance of 99,999 ordinary shares of Merger Co to Finance Co, and the deemed transfer of all of the Convertible Notes Transferred Principal from Finance Co and Merger Co to the Company in exchange for the issuance of 800,000 preference shares of the Company to Finance Co and 800,000 preference shares of the Company to Merger Co. After the transfer of the Convertible Notes Transferred Principal to the Company, the Convertible Notes Transferred Principal will be cancelled and extinguished.

The foregoing description of the Omnibus Transaction Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the Omnibus Transaction Agreement (including the exhibits thereto), a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

Voluntary Petition for Reorganization

On January 10, 2023 (the “Petition Date”), Quotient filed a voluntary petition for relief under chapter 11 of title 11 (the “Chapter 11 Case”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Company will continue to operate its business as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Company has filed a series of first day motions with the Bankruptcy Court that seek authorization to continue to conduct its business without interruption. These motions are designed primarily to minimize the effect of bankruptcy on the Company’s operations. None of Quotient’s subsidiaries intend to file voluntary petitions for relief under the Bankruptcy Code, and each of those subsidiaries expects to continue to operate its respective business in the ordinary course unaffected by the Chapter 11 Case. The bankruptcy filing was contemplated under the A&R TSA (referenced above) as part of a comprehensive restructuring to de-lever the Company’s consolidated balance sheet by reducing debt by approximately $140 million and provide new cash for ongoing operations.

Additional information about the Chapter 11 Case, court filings and other documents related to the Chapter 11 Case are available on a website administered by the Company’s claims and noticing agent, Kroll Restructuring Administration LLC, at https://cases.ra.kroll.com/quotientlimited/Home-Index.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The text set forth in Item 1.03 of this Current Report on Form 8-K regarding the bankruptcy filing is incorporated into this item by reference.

The bankruptcy filing described above constituted an event of default or otherwise triggered or may trigger repayment obligations under a number of instruments and agreements relating to direct financial obligations of the Company and certain of its subsidiaries (the “Debt Instruments”). The Debt Instruments include (i) approximately $137 million in aggregate principal amount of outstanding senior secured notes issued under that certain Indenture, dated as of October 14, 2016, by and among the Company, the guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee, and (ii) approximately $105 million in aggregate principal amount of outstanding convertible notes issued under that certain Indenture, dated as of May 26, 2021, by and among the Company, the guarantors party thereto, and Wilmington Savings Fund Society, FSB, as trustee.

Pursuant to the terms of the A&R TSA, the Consenting Noteholders have agreed to forbear from exercising any and all rights and remedies in contravention of the A&R TSA in respect of their respective senior secured notes, convertible notes and/or any other claims and interests of the Company, including as it relates to the events of defaults triggered in connection with the Chapter 11 Case, in each case subject to the terms and conditions of the A&R TSA.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including: the ability of the Company to continue as a going concern; the Company’s ability to obtain approval by the Bankruptcy Court of the relief requested in the first day motions; Quotient’s ability to effectuate the restructuring plan and financing; the ability of the Company to develop and consummate a plan of reorganization with respect to the Chapter 11 Case; the Bankruptcy Court’s rulings in the Chapter 11 Case and the outcome of the Chapter 11 Case in general; the length of time the Company will operate under the Chapter 11 Case; and other risks set forth in Quotient’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Quotient files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Quotient disclaims any obligation to update these forward-looking statements because of new information, future events or circumstances or other factors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1†	Amended and Restated Transaction Support Agreement, dated as of January 9, 2023, by and among the Company and the Consenting Noteholders

10.2†	Omnibus Transaction Agreement, dated as of January 9, 2023, by and among the Company and the Convertible Noteholders

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Certain identified information has been omitted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential, in compliance with Regulation S-K Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 10, 2023

QUOTIENT LIMITED

By:	/s/ Manuel O. Méndez
Name: Manuel O. Méndez
Title: Chief Executive Officer